Exhibit 99.1

Investor Contact:
Jacquie Ross
(408) 863-2917
jross@borland.com

Media Contact:
Kathryn Quigley
(408) 863-2911
kquigley@borland.com

BORLAND ANNOUNCES THIRD QUARTER 2003 FINANCIAL RESULTS

SCOTTS VALLEY, Calif. – October 23, 2003 – Borland Software Corporation (Nasdaq NM: BORL) today announced financial results for its third quarter of 2003.

Revenues for the third quarter were $70.6 million, an increase of 16% over $60.7 million reported in the third quarter of 2002, and a decrease of 7% from $76.3 million in the second quarter of 2003.

Net loss for the third quarter, including various non-operating charges, was $12.2 million, or $(0.15) per diluted share, which compares to a net loss of $5.0 million, or $(0.06) per diluted share, in the second quarter of 2003, and to net income of $5.0 million, or $0.07 per diluted share, reported in the third quarter of 2002.

Net income, excluding various non-operating charges, was $148,000, or break-even on a per share basis, which compares to net income of $3.5 million, or $0.04 per diluted share, for the second quarter of 2003, and to $6.3 million, or $0.09 per diluted share, for the third quarter of 2002. Non-operating charges included, as applicable, restructuring, amortization of intangible assets, acquisition-related expenses, in-process research and development and other charges of $12.8 million in the third quarter of 2003, $1.4 million in the third quarter of 2002, and $8.5 million in the second quarter of 2003.

The company generated $5.3 million in cash flow from operations and closed the third quarter of 2003 with $207.2 million in cash and short-term equivalents.

“Our independent and integrated application lifecycle management solutions continue to resonate well in the marketplace, and we are more convinced than ever that our strategy will drive long term growth,” said Borland’s president and chief executive officer, Dale L. Fuller. “The third quarter was challenging as we continued to work through the transition of our sales force from a point-product sale to a solution sale. To accelerate that transition, we’ve made some very positive organizational changes and management additions that I believe will act as the foundation for Borland’s next phase of growth.”

In calculating net income, excluding various non-operating charges, Borland utilizes a Non-GAAP financial measure of net income that excludes, as applicable, restructuring, amortization of intangible assets, acquisition-related expenses, in-process research and development and other charges (“Non-GAAP net income”). Investors are encouraged to review the reconciliation of Non-GAAP financial measures to the most directly comparable GAAP measures as provided below.

Business Outlook

Management provided the following financial guidance:

For the quarter ending December 31, 2003, on a GAAP basis:
•	The Company expects that revenues will be within the range $71 – $75 million.
•	Forecast earnings per share should be in the range of $(0.06) to $(0.04).

For the quarter ending December 31, 2003, on a Non-GAAP basis:
•	Forecast earnings per share should be in the range of $0.03 to $0.05.

The following table shows our Non-GAAP anticipated results for the quarter ending December 31, 2003 reconciled to the GAAP anticipated results for the quarter ending December 31, 2003. Our Non-GAAP anticipated results exclude, as applicable, amortization of intangible assets, acquisition-related expenses, and other charges.

	Estimated per Share
	Low	High
	(unaudited)

GAAP net loss	$(0.06)	$(0.04)
Amortization of intangible assets	0.07	0.07
Acquisition-related expenses	0.02	0.02

Non-GAAP net income	$0.03	$0.05

Earnings Conference Call Information

The Borland Software Corporation third quarter teleconference and simultaneous webcast is scheduled to begin at 2:30 p.m., Pacific Time, on Thursday, October 23, 2003. To access the live webcast, please visit Borland’s website at http://www.corporate-ir.net/ireye/ir_site.zhtml?ticker=BORL&script=2100 at least 30 minutes prior to the scheduled time to download any necessary audio or plug-in software. A replay will be available approximately two hours after the conference call ends, and will be available through midnight November 3, 2003. The replay number is (888) 286-8010, or (617) 801-6888 for international callers, and the passcode is 22452144. Separately, the archived Webcast will be available on our website following the call. Any financial or statistical information posted on the company’s website in connection with the teleconference will be available at: http://www.corporate-ir.net/ireye/ir_site.zhtml?ticker=BORL&script=2100.

Non-GAAP Financial Measures

Borland continues to provide all information required in accordance with generally accepted accounting practices (GAAP), but it believes that evaluating its ongoing operating results may be difficult if limited to reviewing only GAAP financial measures. Accordingly, Borland uses Non-GAAP financial measures of its performance internally to evaluate its ongoing operations and to allocate resources within the organization. Borland’s management does not itself, nor does it suggest that investors should, consider such Non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The Non-GAAP financial measures used by Borland may not be consistent with the presentation of similar companies in Borland’s industry. However, Borland presents such Non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Borland’s operating results in a manner that focuses on what it believes to be its ongoing business operations. Borland’s management believes it is useful for itself and investors to review both GAAP information that includes the expenses, charges, gains, and losses mentioned below and the Non-GAAP measure of net income that excludes such charges to have a better understanding of the overall performance of Borland’s business and its ability to perform in subsequent periods.

Borland computes its Non-GAAP financial measure of net income by adjusting GAAP net income to exclude, as applicable, the impact of restructuring, amortization of intangible assets, acquisition-related expenses, in-process research and development, and certain income and one-time charges and benefits. Management believes that the inclusion of this Non-GAAP financial measure provides consistency and comparability with past reports of financial results and has historically provided comparability to similar companies in Borland’s industry, many of which present the same or similar Non-GAAP financial measures to investors. Whenever Borland uses such a Non-GAAP financial measure, it provides a reconciliation of Non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these Non-GAAP financial measures to their most directly comparable GAAP financial measure.

Borland excludes restructuring charges, including (i) employee severance and other termination benefits, (ii) lease termination costs and other expenses associated with exiting a facility, and (iii) other costs associated with terminating contracts, from its Non-GAAP financial measure of net income. Expenses related to restructuring have, in some cases, had a significant cash impact and effect on net income as measured in accordance with GAAP. However, Borland’s management believes such restructuring charges are periodic costs incurred to realign its operating expenses with its anticipated future revenues and consequently, does not consider these restructuring costs as a normal component of its expenses related to ongoing operations. As a result, Borland’s management believes it is useful for itself and investors to review both GAAP information that includes such charges and Non-GAAP measures of net income that exclude these charges to have a better understanding of the overall performance of Borland’s ongoing business operations and its performance in the periods presented.

In accordance with GAAP, Borland regularly amortizes the remaining value of certain intangible assets over various periods. However, these amortization expenses result in no ongoing cash expenditures and otherwise have no material impact on Borland’s ongoing business operations. Similarly, from time to time, Borland undertakes strategic acquisitions and investments. The expenses related to such acquisitions and investments may or may not result in a significant cash impact or effect on net income as measured in accordance with GAAP, but their impact is not directly related to Borland’s ongoing business activities in such periods. Consequently, Borland excludes the amortization of intangible assets, acquisition-related expenses and in-process research and development expenses, as well as certain one-time charges that do not relate to ongoing operations, from its Non-GAAP financial measures. Borland believes that examination of both GAAP information that includes such charges and Non-GAAP financial measures that exclude such expenses provides management with a comparative measure between product lines when allocating available resources. Borland believes that if it did not provide such Non-GAAP financial information, investors would not have all the necessary data to analyze Borland’s ongoing operations.

About Borland

Borland Software Corporation (Nasdaq NM: BORL) is a world leader in platform independent software development and deployment solutions that are designed to accelerate the entire application development lifecycle. By connecting managers, testers, designers, developers, and implementers in real time, Borland’s software is designed to enable enterprises worldwide to define and sustain their competitive advantage. For more information, visit: http://www.borland.com or the Borland Developer Network at http://bdn.borland.com.

All Borland brand and product names are trademarks or registered trademarks of Borland Software Corporation in the United States and other countries. All other marks are the property of their respective owners.

Safe Harbor Statement

This press release contains forward-looking statements including statements regarding Borland’s strategic focus and near-term and long-term outlook. Such forward-looking statements are based on current expectations that involve a number of uncertainties and risks that may cause actual events or results to differ materially. Factors that could cause actual events or results to differ materially include, but are not limited to: our ability to sell multi-product solutions for the application development lifecycle; our ability to integrate new members of our executive management and sales management teams; the changing nature of the markets in which we operate, namely the maturing of certain target markets and the uncertainty regarding the growth in other target markets; the effect of some of our competitors making products that compete with our products available to their customers for no or a very low fee; the ability to successfully integrate acquisitions and to absorb the costs associated with acquisitions; market acceptance of new or enhanced products or services developed, marketed or sold by Borland; and general industry trends, general economic factors and capital market conditions. These and other risks may be detailed from time to time in Borland’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its 2002 Annual Report on Form 10-K, its quarterly reports on Form 10-Q, and other SEC filings, copies of which may be obtained from http://www.sec.gov/. Borland is under no obligation to (and expressly disclaims any such obligation to) update any of the information in this press release if any forward-looking statement later turns out to be inaccurate whether as a result of new information, future events or otherwise.

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Financial Tables Follow

BORLAND SOFTWARE CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except per share data, unaudited)

	Three Months Ended		Nine Months Ended
	Sept 30, 2003	Sept 30, 2002	Sept 30, 2003	Sept 30, 2002
Revenues
Licenses and other	$51,531	$50,295	$164,961	$148,058
Services	19,042	10,425	56,252	29,461

Total revenues	70,573	60,720	221,213	177,519

Cost of revenues
Licenses and other	3,433	4,241	9,544	11,318
Services	6,967	5,173	20,890	15,563

Cost of revenues	10,400	9,414	30,434	26,881

Gross profit	60,173	51,306	190,779	150,638

Operating expenses
Research and development	15,604	12,732	49,032	37,392
Selling, general and administrative	43,441	32,713	136,328	95,848
Restructuring, amortization of intangibles and acquisition-related expenses	12,840	1,386	39,222	4,472

Total operating expenses	71,885	46,831	224,582	137,712

Operating income (loss)	(11,712)	4,475	(33,803)	12,926
Interest income, net and other	777	1,884	2,900	5,314

Income (loss) before taxes	(10,935)	6,359	(30,903)	18,240
Provision for income taxes	1,257	1,400	3,950	4,015

Net income (loss)	$(12,192)	$4,959	$(34,853)	$14,225

Income (loss) per share - Basic	$(0.15)	$0.07	$(0.44)	$0.20
Income (loss) per share - Diluted	$(0.15)	$0.07	$(0.44)	$0.19

Shares used in calculation of basic income (loss) per share	80,858	71,180	80,105	71,295
Shares used in calculation of diluted income (loss) per share	80,858	73,462	80,105	74,646

BORLAND SOFTWARE CORPORATION NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except per share data, unaudited)

	Three Months Ended		Nine Months Ended
	Sept 30, 2003	Sept 30, 2002	Sept 30, 2003	Sept 30, 2002
Revenues
Licenses and other	$51,531	$50,295	$164,961	$148,058
Services	19,042	10,425	56,252	29,461

Total revenues	70,573	60,720	221,213	177,519

Cost of revenues
Licenses and other	3,433	4,241	9,544	11,318
Services	6,967	5,173	20,890	15,563

Cost of revenues	10,400	9,414	30,434	26,881

Gross profit	60,173	51,306	190,779	150,638

Operating expenses
Research and development	15,604	12,732	49,032	37,392
Selling, general and administrative	43,441	32,713	136,328	95,848
Restructuring, amortization of intangibles and acquisition-related expenses (1)	—	—	—	—

Total operating expenses	59,045	45,445	185,360	133,240

Operating income	1,128	5,861	5,419	17,398
Interest income, net and other	277	1,884	2,400	5,314

Income before taxes	1,405	7,745	7,819	22,712
Provision for income taxes (2)	1,257	1,400	3,950	4,015

Net income	$148	$6,345	$3,869	$18,697

Income per share - Basic	$0.00	$0.09	$0.05	$0.26
Income per share - Diluted	$0.00	$0.09	$0.05	$0.25

Shares used in the calculation of basic income per share	80,858	71,180	80,105	71,295
Shares used in the calculation of diluted income per share	82,778	73,462	82,522	74,646

(1)

Non-GAAP net income for the second quarter and nine months ended September 30, 2003 excludes approximately $12.3 million and $38.7 million, respectively, in, as applicable, restructuring, amortization of intangible assets, acquisition-related expenses, in-process research and development, and other charges. Non-GAAP net income for the second quarter and nine months ended September 30, 2002 excludes approximately $1.4 million and $4.5 million, respectively, in, as applicable, restructuring, amortization of intangible assets, acquisition-related expenses, in-process research and development, and other charges.

(2)

In prior years, we presented Non-GAAP net income including the tax effect of Non-GAAP adjustments. In the current year, we have not tax affected the Non-GAAP adjustments as we have a negative effective tax rate on a GAAP basis. Therefore, we have presented Non-GAAP net income for the quarter and nine months ended September 30, 2003 including the provision for income taxes on a GAAP basis. To provide comparability to the current year presentation, no adjustment was made to the provision for income taxes included in the Non-GAAP income statement in the quarter and nine months ended September 30, 2002.

In calculating both net income, excluding various non-operating charges, and EPS, excluding various non-operating charges, Borland utilizes a Non-GAAP financial measure of net income and net income per share. Investors are encouraged to review the reconciliation of Non-GAAP financial measures to the most directly comparable GAAP measures as provided below.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
	(in thousands, except per share data, unaudited)

GAAP net income	$(12,192)	$4,959	$(34,853)	$14,225
Restructuring	3,652	—	8,975	380
Amortization of intangible assets	5,768	244	16,994	658
Acquisition-related expenses	3,420	1,142	8,653	3,434
Gain on investment	(500)	—	(500)	—
In-process research and development	—	—	4,600	—

Non-GAAP net income	$148	$6,345	$3,869	$18,697
Basic Non-GAAP net income per share	$0.00	$0.09	$0.05	$0.26
Shares used in computing basic net income per share	80,858	71,180	80,105	71,295
Diluted Non-GAAP net income per share	$0.00	$0.09	$0.05	$0.25
Shares used in computing diluted net income per share	82,778	73,462	82,522	74,646

BORLAND SOFTWARE CORPORATION CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands, unaudited)

	Sept 30, 2003	Dec 31, 2002
ASSETS
Cash, cash equivalents and short-term investments	$207,208	$296,156
Accounts receivable, net	49,672	47,238
Property held for sale	9,935	9,935
Property and equipment, net	10,708	7,966
Goodwill and acquired intangibles	218,220	45,000
Other assets	21,897	26,831

Total assets	$517,640	$433,126

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deferred revenues	$43,964	$35,619
Other current liabilities	87,240	82,120

Total current liabilities	131,204	117,739

Other long-term liabilities	11,911	9,638
Minority interest	—	5,018
Stockholders’ equity	374,525	300,731

Total liabilities and stockholders’ equity	$517,640	$433,126